UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

HYLIION HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	83-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park, TX	78613
(Address of principal executive offices)	(Zip Code)

(833) 495-4466

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on February 13, 2023, Hyliion Holdings Corp. (the “Company” or “Hyliion”) filed a petition (the “Petition”) in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law. The Petition sought to validate an amendment to the Company’s certificate of incorporation increasing the authorized common stock of the Company (“Class A Increase Amendment”) and validate the Company’s restated certificate of incorporation (the “New Charter”), which gave effect to that amendment and certain other approved amendments, and also reclassified the Company’s Class A common stock into “common stock”, all in connection with the Company’s (then operating under the name Tortoise Acquisition Corp.) business combination with Hyliion Inc. that closed on October 1, 2020.

On March 6, 2023, the Court of Chancery held a hearing on the Petition and issued an order granting the Petition, validating the New Charter and the Class A Increase Amendment as of October 1, 2020, the date the New Charter was initially filed with the Secretary of State of Delaware, and validating all shares of common stock of the Company issued in reliance on the effectiveness of the New Charter and Class A Increase Amendment as of the date of original issuance of any such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

	By:	/s/ Thomas Healy
Date:March 8, 2023		Thomas Healy
President and Chief Executive Officer

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